As filed with the Securities and Exchange Commission on May 15, 2024.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Abeona Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	83-0221517
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6555 Carnegie Ave, 4th Floor, Cleveland, OH 44103
(Address of Principal Executive Offices) (Zip Code)

Amended and Restated Abeona Therapeutics Inc.

2023 Equity Incentive Plan

(Full title of the plan)

Joseph Vazzano

Chief Financial Officer

Abeona Therapeutics Inc.

6555 Carnegie Ave, 4th Floor

Cleveland, OH 44103

(646) 813-4701

(Name, address, and telephone number, including area code, of agent for service)

Copies of Correspondence to:

Sean M. Ewen, Esq.
Jared N. Fertman, Esq.
Willkie Farr & Gallagher LLP

787 Seventh Avenue
New York, NY 10019-6099

(212) 728-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Abeona Therapeutics Inc. (the “Registrant”) to register an additional 1,500,000 shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), issuable under the Amended and Restated Abeona Therapeutics Inc. 2023 Equity Incentive Plan (the “Plan”), which was amended and restated on March 15, 2024 to increase the number of shares of Common Stock reserved for issuance thereunder, which amendment and restatement has been approved by the Registrant’s shareholders.

Pursuant to the Registration Statement on Form S-8 (Registration No. 333-272103) filed by the Registrant on May 19, 2023 (the “Prior Registration Statement”), the Registrant previously registered an aggregate of 1,700,000 shares of Common Stock. The additional shares of Common Stock being registered by this Registration Statement are of the same class as those securities registered on the Prior Registration Statement and represent an increase in the total shares available for issuance under the Plan by 1,500,000. Pursuant to General Instruction E to Form S-8, the Registrant incorporates by reference into this Registration Statement the contents of the Prior Registration Statement, including all exhibits filed therewith or incorporated therein by reference, except as expressly modified herein.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Abeona Therapeutics Inc. (the “Company” or “Registrant”) with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference into this Registration Statement:

(i)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (filed with the Commission on March 18, 2024);

(ii)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024 (filed with the Commission on May 15, 2024);

(iii)	The Company’s Current Reports on Form 8-K filed with the Commission on April 22, 2024, April 24, 2024 and May 3, 2024 (film numbers 24910733 and 24914408) and

(iv)	The description of our common stock, par value $0.01 per share contained in our Registration Statement on Form 8-A, dated and filed with the SEC on November 4, 2014, as updated by Exhibit 4.4 to our Form 10-K for the fiscal year ended December 31, 2019, and including any amendments or reports filed with the SEC for the purpose of updating such description.

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the Commission, such information or exhibit is specifically not incorporated by reference.

All reports and other documents that the Company subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that the Company has sold all of the securities offered under this Registration Statement or deregisters the distribution of all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date that the Company files such report or document.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

A list of exhibits filed herewith is contained in the Exhibit Index below, which is incorporated herein by reference.

EXHIBIT INDEX

Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
4.1	Restated Certificate of Incorporation of Abeona Therapeutics Inc.	10-Q	001-15771	3.1	May 10, 2019
4.2	Certificate of Amendment to Restated Certificate of Incorporation of Abeona Therapeutics Inc.	8-K	001-15771	3.1	June 30, 2022
4.3	Amended and Restated Bylaws of Abeona Therapeutics Inc.	10-K	001-15771	3.3	March 29, 2023
5.1	Opinion of Willkie Farr & Gallagher LLP					X
23.1	Consent of Whitley Penn LLP					X
23.2	Consent of Deloitte & Touche LLP					X
23.3	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1 hereto)					X
24.1	Powers of Attorney (included in the signature page of this Registration Statement)					X
99.1	Amended and Restated Abeona Therapeutics Inc. 2023 Equity Incentive Plan	DEF 14A	001-15771	Appendix A	March 19, 2024
107	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morristown, in the state of New Jersey, on the 15th day of May, 2024.

ABEONA THERAPEUTICS INC.

By:	/s/ Joseph Vazzano
Joseph Vazzano
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints Vishwas Seshadri and Joseph Vazzano and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and dates indicated.

Signature	Title	Date

/s/ Vishwas Seshadri	President, Chief Executive Officer and Director (Principal Executive Officer)	May 15, 2024
Vishwas Seshadri

/s/ Joseph Vazzano	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 15, 2024
Joseph Vazzano

/s/ Leila Alland	Director	May 15, 2024
Leila Alland

/s/ Mark Alvino	Director	May 15, 2024
Mark Alvino

/s/ Michael Amoroso	Director	May 15, 2024
Michael Amoroso

/s/ Faith Charles	Director	May 15, 2024
Faith Charles

/s/ Christine Silverstein	Director	May 15, 2024
Christine Silverstein

/s/ Donald Wuchterl	Director	May 15, 2024
Donald Wuchterl

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